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                                                                    EXHIBIT 99.1

                     MID-AMERICA REALTY INVESTMENTS, INC.
   Proxy for the Special Meeting of Stockholders to be held on July __, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MID-AMERICA
                           REALTY INVESTMENTS, INC.

The undersigned hereby constitutes and appoints Jerome L. Heinrichs and Dennis
G. Gethmann, or either of them singly, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Special Meeting of Stockholders of Mid-America Realty Investments, Inc. to be held at __________________, Omaha, Nebraska, on _______, July ___, 1998 at 9:00 a.m., local time, and at any adjournments or postponements thereof, upon matters set forth in the Proxy Statement/Prospectus and, in their judgment and discretion, upon such other business as may properly come before the meeting.

                           (Please mark this Proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)
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  PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

Item 1.   Merger Proposal - To approve the
          merger of Mid-America Realty Investments,
          Inc. ("Mid-America") with and into Bradley        Vote for  Vote Against   Abstain
          Real Estate, Inc. ("Bradley") and the              Merger     Merger
          Agreement and Plan of Merger, dated as of           [_]        [_]          [_]
          May 30, 1998, by and between Bradley and
          Mid-America.

Item 2.   To transact such other business as
          may properly come before the meeting or
          any adjournments of postponments thereof.

                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                           Dated ____________________________________  , 1998


                           __________________________________________________
                                       (Signature of Shareholder)


                           __________________________________________________
                                       (Signature of Shareholder)

                           PLEASE DATE AND SIGN NAME EXACTLY AS IT APPEARS ON THIS CARD AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
                           Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.

                           The undersigned aknowledges receipt of a Notice of Special Meeting dated the ___ day of July, 1998 and the Proxy Statement/Prospectus related thereto prior to the execution of this proxy.